                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.    )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SMITH BARNEY INCOME FUNDS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    SMITH BARNEY PREMIUM TOTAL RETURN FUND

                                                                   May 24, 1999

Dear Valued Premium Total Return Fund Shareholder:

  I am writing to inform you about some important changes that have been approved by the Board of Trustees of the Smith Barney Income Funds regarding the management of the Smith Barney Premium Total Return Fund (the "Fund").

  I want to assure you that the objective of the Fund remains constant: current income and secondarily, capital appreciation. The Fund is designed to help investors gain the advantages of both income-generating securities and overall stock market participation with less downside risk. That was one of the reasons why you originally invested in the Fund.

  Over time, the financial markets have altered the Fund's areas of opportunities. In particular, we no longer see a sufficient amount of dividend-paying stocks that have been part of the Fund's central strategy since its inception. In fact, as you may have heard on the news or read recently in the financial press, the average dividend yield offered by the stocks in the S&P 500 Index is now less than 1.4%. This change in the income-generating capability of many large-company stocks has led us to carefully re-evaluate the Fund's core investment strategy over the past several quarters.

  Because of this and other important considerations, the Board of Trustees of Smith Barney Income Funds voted to appoint Salomon Brothers Asset Management as the Fund's interim sub-adviser for a period of up to 120 days. In addition, the Trustees approved, and are today presenting to shareholders, a proposal that Salomon Brothers Asset Management continue as the Fund's sub-adviser after the interim period pursuant to a new sub-advisory agreement that would run for two years from the date of shareholder approval and from year to year thereafter. Boston Partners Asset Management, L.P., the Fund's previous sub-adviser is no longer associated with the Fund. Ross S. Margolies, a Managing Director and Chief Investment Officer of Salomon Brothers Asset Management, has been designated by Salomon Brothers Asset Management to serve as the Fund's interim portfolio manager, effective April 26, 1999.

  A shareholder meeting regarding the proposed change in the Fund's sub-adviser is scheduled to take place on or about Wednesday, June 30, 1999. I ask that you take a few moments to review the accompanying proxy materials carefully. If you do not plan to attend the shareholder meeting, please complete the proxy card and return it as soon as possible in the postage-paid envelope.

  We believe that the proposed changes are appropriate for the Fund and represent a meaningful refocusing of the Fund's direction. We consider Ross S. Margolies as one of the premier managers in the Citigroup family of asset management businesses.

  As noted previously, the Fund will continue to be managed to achieve its stated objective of income and, secondarily, capital appreciation. Ross S. Margolies and his portfolio management team bring substantial talent and capability to the Fund. This means that you and your Smith Barney Financial Consultant should have the added confidence that risk and reward will be balanced to provide you with competitive total returns in the future.

  And while no guarantees can be given, I think you will agree with me that these proposed Fund changes bode well for its future. Thank you for taking the time to read this letter and the accompanying proxy statement. We look forward to helping you pursue your financial goals in the years ahead.

Sincerely,

/s/ Heath B. McLendon
Heath B. McLendon
Chairman

                    SMITH BARNEY PREMIUM TOTAL RETURN FUND
                             388 Greenwich Street
                           New York, New York 10013

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

  Please take notice that a Special Meeting of shareholders (the "Special Meeting") of Smith Barney Premium Total Return Fund (the "Fund") (a series of Smith Barney Income Funds, the "Trust") will be held at the offices of SSBC Fund Management Inc. ("SSBC"), 388 Greenwich Street, Conference Room 26D, New York, New York 10013, on Wednesday, June 30, 1999, at 3:00 p.m., Eastern time, for the following purpose:

    (1) To approve or disapprove a new sub-investment advisory agreement among the Fund, SSBC and Salomon Brothers Asset Management Inc.

  The appointed proxies, in their discretion, will vote on any other business as may properly come before the Special Meeting or any adjournments thereof.

  Holders of record of shares of the Fund at the close of business on May 7, 1999 are entitled to notice of and to vote at the Special Meeting and at any adjournments thereof.

  In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting, in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor and will vote against any such adjournment those proxies to be voted against that proposal.

                                        By order of Board of Trustees,

                                              Christina T. Sydor
                                                  Secretary

May 24, 1999

                               ----------------

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE CONTINENTAL UNITED STATES. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXY CARDS ARE SET FORTH ON THE FOLLOWING PAGE. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

                     INSTRUCTIONS FOR SIGNING PROXY CARDS

  The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

    1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

    2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

    3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

  Registration                                       Valid Signature
  ------------                                       ---------------
Corporate Accounts
 (1) ABC Corp. ..................................... ABC Corp.
 (2) ABC Corp. ..................................... John Doe, Treasurer
 (3) ABC Corp.
     c/o John Doe, Treasurer........................ John Doe
 (4) ABC Corp. Profit Sharing Plan.................. John Doe, Trustee

Trust Accounts
 (1) ABC Trust...................................... Jane B. Doe, Trustee
 (2) Jane B. Doe, Trustee
     u/t/d 12/28/78................................. Jane B. Doe

Custodial or Estate Accounts
 (1) John B. Smith, Cust.
     f/b/o John B. Smith, Jr. UGMA.................. John B. Smith
 (2) Estate of John B. Smith........................ John B. Smith Jr., Executor

                    SMITH BARNEY PREMIUM TOTAL RETURN FUND
                             388 Greenwich Street
                           New York, New York 10013

                                PROXY STATEMENT

                               ----------------

                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held On June 30, 1999

                               ----------------

General

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board") of Smith Barney Premium Total Return Fund (the "Fund") (a series of Smith Barney Income Funds, the "Trust") for use at the Special Meeting of shareholders of the Fund, to be held at the offices of SSBC Fund Management Inc., 388 Greenwich Street, Conference Room 26D, New York, New York 10013, on Wednesday, June 30, 1999 at 3:00 p.m., Eastern time, and at any and all adjournments thereof (the "Special Meeting").

  This Proxy Statement, the Notice of Special Meeting and proxy card are first being mailed to shareholders on or about May 24, 1999 or as soon as practicable thereafter. Any proxy may be revoked at any time prior to exercise thereof by giving written notice to the Secretary of the Trust at the address indicated above or by voting in person at the Special Meeting. All properly executed proxies received in time for the Special Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the proposal referred to in the Proxy Statement.

  Proxy solicitations will be made primarily by mail, but proxy solicitations also may be made by telephone, telegraph or personal interviews conducted by officers and employees of the Trust; Salomon Smith Barney Inc., ("Salomon Smith Barney") a dealer of shares of the Fund; SSBC Fund Management Inc., ("SSBC" or the "Manager"), the investment adviser of the Fund and/or First Data Investor Services Group, Inc. ("First Data"), transfer agent of the Fund. Such representatives and employees will not receive additional compensation for solicitation activities. Salomon Smith Barney has retained the services of First Data to assist in the solicitation of proxies. The aggregate cost of solicitation of the shareholders of the Fund is expected to be approximately $325,000. The costs of the proxy solicitation and expenses incurred in connection with the preparation of this Proxy Statement and its enclosures will be borne by the Fund. The Fund also will reimburse expenses of forwarding solicitation materials to beneficial owners of shares of the Fund.

  If the Fund records votes by telephone, it will use procedures designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. Proxies voted by telephone may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked.

  The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Fund entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business at the Special Meeting. In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting in accordance with applicable law to permit further solicitation of proxies.

  In determining whether to adjourn the Special Meeting, the following factors may be considered: the nature of the proposal that is the subject of the Special Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any such adjournment will require the affirmative vote of a majority of the Fund's shares present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal and will vote against any such adjournment those proxies to be voted against the proposal. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly.

  There is only one proposal in this Proxy Statement (the "Proposal"), and the Fund does not anticipate that any other proposals will be presented. However, should additional proposals be properly presented, a shareholder vote may be taken on one or more proposals prior to any adjournment if sufficient votes have been received for approval.

  The Proposal requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and as used in this Proxy Statement, means: the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy or (2) more than 50% of the outstanding shares of the Fund.

  Abstentions and broker non-votes will have the effect of a "no" vote for the Proposal, which requires the approval of a specified percentage of the outstanding shares of the Fund, if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of the Fund. Abstentions and broker non-votes will not constitute "yes" or "no" votes, and will be disregarded in determining the voting securities "present" if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of the Fund present at the Special Meeting.

  The Board of the Trust has fixed the close of business on May 7, 1999 as the record date (the "Record Date") for the determination of shareholders of the Fund entitled to notice of and to vote at the Special Meeting. Each share is entitled to one vote and any fractional share is entitled to a fractional vote at the Special Meeting.

  As of the close of business on the Record Date, 164,036,162.572 shares of the Fund were issued and outstanding. As of the Record Date, to the best knowledge of the Board and the Fund, no single shareholder or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934) owned beneficially or of record more than 5% of the outstanding shares of the Fund. As of the Record Date, the officers and Trustees of the Trust beneficially owned less than 1% of the shares of the Fund.

  The Fund provides periodic reports to all of its shareholders which highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for the Fund and a copy of any more recent semiannual report, without charge, by calling the Fund at (800) 451-2010 or by writing to the Fund, 388 Greenwich Street, New York, New York 10013.

  PROPOSAL: APPROVAL OF NEW SUB-INVESTMENT ADVISORY AGREEMENT AMONG THE FUND,
                SSBC AND SALOMON BROTHERS ASSET MANAGEMENT INC.

Introduction

  The Board of Trustees of the Trust is proposing that shareholders approve a new Sub-Investment Advisory Agreement (the "Sub-Advisory Agreement") to be entered into among the Trust (on behalf of the Fund), SSBC and Salomon Brothers Asset Management Inc. ("SaBAM"), an affiliate of SSBC. SSBC, located at 388 Greenwich Street, New York, New York 10013, serves as the current investment adviser and the administrator to the Fund.

  SaBAM is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended, and is headquartered in New York. As of March 31, 1999, SaBAM had $27.3 billion in assets under management.

  At a meeting of the Board of Trustees of the Trust held on April 15, 1999, the Trustees approved the new Sub-Advisory Agreement subject to shareholder approval. The Trustees also approved an interim sub-advisory agreement (the "Interim Agreement") appointing SaBAM as an interim sub-adviser, and terminated the sub-advisory agreement (the "Prior Agreement") with Boston Partners Asset Management, L.P. (the "Prior Sub-Adviser"). The Interim Agreement commenced on April 26, 1999 and will terminate on the earlier of 120 days or the receipt of shareholder approval of the Sub-Advisory Agreement. If the 120 days expire without shareholder approval of the Sub-Advisory Agreement, SSBC, as the Fund's investment adviser, would manage the Fund without the assistance of a sub-adviser while the Board determines if additional action would be appropriate. Both the Interim Agreement and the Sub-Advisory Agreement obligate SaBAM to provide services identical to the Prior Agreement.

  A form of Sub-Advisory Agreement is attached as Exhibit A and is substantially similar to the Prior Agreement. The Sub-Advisory Agreement provides that SaBAM's fee will be paid by SSBC in an amount agreed to from time to time by the parties, but not to exceed the fee paid to SSBC under its investment advisory agreement with the Fund.

Board Consideration and Recommendation

  SSBC regularly reports to the Board of Trustees on the performance of the Fund. Since 1997, SSBC has expressed concerns to the Trustees relating to the declining performance of the Fund. For example, for the years ended December 31, 1998 and December 31, 1997, the Fund had a total return of 5.64% and 24.55%, respectively, for Class B shares (without sales charges). During this time, the U.S. stock market, as measured by the Standard & Poor's 500 Composite Stock Index (the "S&P 500"), had a total return of 28.6% and 33.1%, respectively. Further, SSBC noted that prior to May 1998, the Fund generally experienced net sales, but since that time redemptions have exceeded sales. The amount by which redemptions have exceeded sales has increased significantly during the first quarter of 1999, which in the Board's perception reflects shareholder dissatisfaction with the Fund's recent performance and investment style.

  At the March 19, 1999 meeting of the Board of Trustees, SSBC formally stated to the Trustees that it was considering a proposal to change the Fund's sub-adviser because of the Fund's recent performance history and the related increase in shareholder redemptions. Due to these increasing concerns, a meeting of the Board of Trustees was held on April 15, 1999 to consider SSBC's proposal that the relationship with the Prior Sub-Adviser be terminated and that SaBAM be appointed as sub-adviser to the Fund, subject to shareholder approval. The Board also was asked to consider the Interim Agreement with SaBAM as described above.

  At the April Board meeting, representatives of SSBC and SaBAM met in person with the Trustees (including the non-interested Trustees) and described the general terms of the Interim and Sub-Advisory Agreements, the anticipated benefits for the Fund and SaBAM's proposed services to the Fund. During the course of their deliberations, the Trustees (including the non-interested Trustees) considered a variety of factors, including: (i) the nature, quality and extent of services that the Prior Sub-Adviser had provided and that SaBAM would provide to the Fund; (ii) the quality of investment personnel of SaBAM;
(iii) the financial resources and management style of SaBAM; (iv) the investment record of SaBAM in managing similar asset classes; (v) the experience of SaBAM in the area of fixed-income and equity investments and
(vi) other information to assure that SaBAM could furnish high quality services to the Fund. The non-interested Trustees also met separately to review the information provided by SSBC and SaBAM representatives and were assisted in this review by their independent legal counsel.

  After the consideration of the foregoing factors, the Trustees (including the non-interested Trustees) approved both the Interim and new Sub-Advisory Agreements for the Fund.

Description of Salomon Brothers Asset Management Inc.

  SaBAM provides discretionary and non-discretionary portfolio management services to a wide variety of individual and institutional accounts, including, but not limited to, banks or thrift institutions, retirement plans, pension and profit-sharing trusts, estates, charitable organizations, corporations, and other business entities, registered investment companies and unregistered domestic and offshore funds. As of March 31, 1999, SaBAM had $27.3 billion in assets under management.

  SaBAM was organized as a Delaware corporation in 1987 and its principal business address is 7 World Trade Center, New York, New York 10048. SaBAM is an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. ("SSBH"), which is also located at 7 World Trade Center, New York, New York 10048. SSBH is a wholly-owned subsidiary of Citigroup Inc., which is located at 1 Citicorp Center, 153 East 53rd Street, New York, New York 10028.

  The names, titles and principal occupations of the current directors and executive officers of SaBAM are set forth below. Except as indicated, the business address of each individual is 7 World Trade Center, New York, New York 10048.

  Ross S. Margolies--The principal occupation of Mr. Margolies is to serve as a Managing Director and Chief Investment Officer of SaBAM and Salomon Brothers Inc.

  Peter J. Wilby--The principal occupation of Mr. Wilby is to serve as a Managing Director of SaBAM and Salomon Brothers Inc.

  Heath B. McLendon (Chairman of the Trust)--The principal occupation of Mr. McLendon is to serve as Chairman or Co-Chairman of investment companies managed by affiliates of Citigroup Inc.; Managing Director of SaBAM; Director and Chairman of SSBC; and Director of The Travelers Investment Management Company.

  Vilas V. Gadkari--The principal occupation of Mr. Gadkari is to serve as a Managing Director of SaBAM; Managing Director and Chief Investment Officer of Salomon Brothers Asset Management Limited; Managing Director of Salomon Brothers Inc.; and Managing Director of Salomon Brothers International Limited.

  Marcus A. Peckman--The principal occupation of Mr. Peckman is to serve as a Director and Chief Financial Officer of SaBAM and a Director of Salomon Brothers Inc.

  Jeffrey S. Scott--The principal occupation of Mr. Scott is to serve as Chief Compliance Officer of SaBAM.

  Michael F. Rosenbaum--The principal occupation of Mr. Rosenbaum is to serve as Chief Legal Officer of SaBAM, Salomon Brothers Asset Management Limited and Salomon Brothers Asset Management Asia Pacific Limited; Managing Director of Salomon Smith Barney Inc.; Corporate Secretary of The Travelers Investment Management Company; and Chief Legal Officer to Travelers Group Inc.

  Thomas W. Jasper--The principal occupation of Mr. Jasper is to serve as Treasurer of SaBAM and Managing Director of Salomon Brothers Inc.

  Andrew W. Alter--The principal occupation of Mr. Alter is to serve as Assistant Secretary of SaBAM and Counsel to Salomon Brothers Inc.

  Howard M. Darmstadter--The principal occupation of Mr. Darmstadter is to serve as Assistant Secretary of SaBAM and Assistant General Counsel of Travelers Group Inc.

  With the exception of Heath B. McLendon, no other officers or Trustees of the Trust are officers, directors or employees of SaBAM.


Description of Portfolio Management Team

  As of April 26, 1999, the senior portfolio manager of the Fund is Ross S. Margolies, Managing Director and Chief Investment Officer of SaBAM. A team of investment professionals currently assists Mr. Margolies in the management of the Fund. If the shareholders approve the Sub-Advisory Agreement, Mr. Margolies and his team will continue to manage the Fund in accordance with the Fund's investment objective. The following provides a brief summary of the business experience and educational background of the SaBAM investment professionals.

  Ross S. Margolies (18 years of experience). Mr. Margolies is Managing Director and a member of SaBAM's Investment Policy Committee. He joined SaBAM in June 1992 and is the senior portfolio manager for all SaBAM equity, convertible and arbitrage portfolios. He is also portfolio manager of the Salomon Brothers Capital Fund. Prior to 1992, Mr. Margolies was a high yield bond analyst for non-cyclical consumer products at Lehman Brothers and a senior credit analyst for an $8 billion high yield portfolio at Prudential Capital Corp. Mr. Margolies received a BA in economics from Johns Hopkins University and an MBA in Finance from New York University.

  Daniel J. Berkery, CFA (8 years of experience). Mr. Berkery is a Director of SaBAM. He joined SaBAM in June 1991 and is portfolio manager for convertible portfolios. He is also a former equity analyst covering the telecommunications, utilities, and technology industries. Mr. Berkery is a Chartered Financial Analyst and received a BA in History from Harvard University.

  Robert Donahue (7 years of experience). Mr. Donahue is a Director of SaBAM. He joined SaBAM in February 1997 and is co-portfolio manager of the Salomon Brothers Capital Fund and an equity analyst responsible for covering the media, entertainment and telecommunication industries. Prior to 1997, he worked as an equity analyst for Gabelli & Company focusing on the media industry. Mr. Donahue received a BA in History from the University of Pennsylvania and an MBA in Finance from Columbia Business School.

  Ajay Dravid (17 years of experience). Mr. Dravid is a Director of SaBAM. He joined SaBAM in January 1996 and is portfolio manager of SaBAM's capital structure and arbitrage portfolios and is a quantitative analyst for SaBAM's convertible portfolios. Prior to 1996, Mr. Dravid performed asset allocation research and developed models for trading, risk management and valuation for Salomon Brothers Inc. He also was an Assistant Professor at The Wharton School of the University of Pennsylvania teaching options and futures courses. Mr. Dravid received an MA in Physics from the University of Stony Brook, an MBA in Finance from the University of Rochester, and a Ph.D in Finance from Stanford University.

  Roger M. Lavan (9 years of experience). Mr. Lavan is a Director of SaBAM. He joined SaBAM in January of 1996 and is a Chartered Financial Analyst. Mr. Lavan received a BS in Finance from the State University of New York at Geneseo and an MBA in Finance from Fordham University.

  Maureen J. O'Callaghan (13 years of experience). Ms. O'Callaghan is a Director of SaBAM. She joined SaBAM in October 1988 and is a senior fixed income analyst evaluating high yield securities and is responsible for covering the telecommunications, broadcast media, steel, paper and gaming industries. Prior to 1988, Ms. O'Callaghan covered retail equity and fixed income sales for Merrill Lynch & Co. She received a BS and MBA in Finance from Fordham University.

  Beth A. Semmel (17 years of experience). Ms. Semmel is a Managing Director and a member of SaBAM's Investment Policy Committee. She joined SaBAM in May 1993 and is portfolio manager, senior analyst evaluating high yield securities, trader for all of SaBAM's high yield portfolios and is responsible for covering consumer-related industries. Prior to 1993, Ms. Semmel was a high yield bond analyst for Morgan Stanley Asset Management and an equity analyst for Kidder Peabody. She is a Chartered Financial Analyst and a member of the New York City Society of Security Analysts. Ms. Semmel received a BA in Math and Computer Science from Colgate University.

  David A. Torchia (9 years of experience). Mr. Torchia is a Director of SaBAM. He joined SaBAM in January of 1991. He received a BS in Industrial Engineering from the University of Pittsburgh and an MBA in Finance from Lehigh University.

  Peter J. Wilby, CFA (16 years of experience). Mr. Wilby is a Managing Director and a member of SaBAM's Investment Policy Committee. He is also a member of SSB Citi Asset Management's Executive Committee. Mr. Wilby joined SaBAM in September 1989 and is the senior portfolio manager responsible for directing investment policy and strategy for all SaBAM emerging markets debt and high yield fixed income portfolios. Prior to 1989, he worked as a fixed income portfolio manager for Prudential Investment Co. specializing in high yield debt securities and was the Director of the credit research unit responsible for all corporate and sovereign credit research. Mr. Wilby is a Chartered Financial Analyst, a member of the Council on Foreign Relations and received his BA and MBA in Accounting from Pace University.

  Randall A. Yuen (7 years of experience). Mr. Yuen is a Director of SaBAM. He joined SaBAM in January 1998 and is co-manager of the Salomon Brothers Fund and senior equity analyst responsible for covering the technology industry. Prior to 1998, he worked as a senior analyst for CIBC Oppenheimer and Hamrecht & Quist providing research coverage of companies in the computer networking and telecommunications equipment industries. Mr. Yuen received a BA from the University of California, Davis.

Description of the Prior Agreement

  Under the Prior Agreement, subject to the oversight and review of SSBC and the Trustees, the Prior Sub-Adviser managed the investment and reinvestment of the assets of the Fund. Specifically, the Prior Sub-Adviser determined the investments to be purchased or sold, employed professional portfolio managers and securities analysts who provided research services to the Fund, provided SSBC with records concerning its activities which SSBC or the Trust is required to maintain and rendered regular reports to SSBC and to officers and Trustees of the Trust.

  In return for the services provided, SSBC paid the Prior Sub-Adviser an annualized advisory fee equal to 0.15% of 1% of the average daily net assets of the Fund which accrued daily and was paid monthly. For fiscal year 1998, the Prior Sub-Adviser was paid an aggregate fee of $6,486,957.

  Under the Prior Agreement, the Prior Sub-Adviser was responsible for all expenses incurred by it in the performance of its duties, which did not include expenses of the Fund, such as brokerage fees and commissions. The Prior Agreement also provided that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties thereunder on the part of the Prior Sub-Adviser, the Prior Sub-Adviser would not be liable to SSBC, the Fund or to any shareholder for any error of judgment or mistake of law or for any loss suffered by the Fund or SSBC in connection with the matters set forth in the Prior Agreement.

  The Prior Agreement could be terminated without penalty upon sixty (60) days' written notice by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, or upon 90 days' written notice by the Prior Sub-Adviser. Further, the Prior Agreement automatically terminated in the event of its assignment.

  The Prior Sub-Adviser acted as sub-adviser to the Fund from August 16, 1995 to April 26, 1999. The Prior Agreement was last approved by the Board on August 5, 1998 and by the shareholders of the Fund on August 16, 1995. Notice of termination of the Prior Agreement was delivered to the Prior Sub- Adviser on April 16, 1999. SSBC will continue to compensate the Prior Sub- Adviser for the 60 days following the notice of termination.

The New Sub-Advisory Agreement

  The new Sub-Advisory Agreement is substantially similar to the Prior Agreement. The Sub-Advisory Agreement, however, will identify SaBAM as the new sub-adviser and will also have new execution and termination dates. Also, unlike the Prior Agreement, SaBAM's fee will be paid by SSBC in an amount agreed to from time to time by the parties, but not to exceed the fee paid to SSBC under its current investment advisory agreement with the Fund.

  The new Sub-Advisory Agreement will be dated as of the date of its approval by the shareholders. The Sub-Advisory Agreement will be in effect for an initial two-year term ending on the second anniversary of its approval, and may continue thereafter from year to year only if specifically approved at least annually by the Board of Trustees or by the vote of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund, and, in either event, the vote of a majority of the non-interested Trustees, cast in person at a meeting called for such purpose.

Investment Management Policies and Strategies to be Utilized by SaBAM

Strategies

  At the Board's Meeting on April 15, 1999, Ross S. Margolies described in detail the strategies and techniques SaBAM would utilize to seek to achieve the Fund's investment objective of total return. In general, these strategies and techniques would focus on three goals: (i) to pay monthly dividends that would seek to generate an initial annual net yield of approximately 4% for Class A share investors; (ii) to participate to a significant degree in the long-term appreciation of the S&P 500 on a total return basis; and (iii) to experience lower volatility than the S&P 500. To accomplish these goals, SaBAM intends to utilize a diversified group of strategies that seek to generate both income and equity market participation for shareholders of the Fund. As discussed below, several of these strategies will only be utilized if the Sub-Advisory Agreement is approved by shareholders. SaBAM also may utilize other investment strategies and techniques that were available to the Prior Sub-Adviser, including, but not limited to: short sales against the box, when-issued and delayed-delivery transactions, securities lending, repurchase agreements, money market instruments and mortgage and asset-backed securities.

  SaBAM intends to generate appreciation at a higher than market rate by allocating a portion of the Fund's assets to equity and equity-related securities, including, but not limited to, common stocks, convertible securities and real estate investment trusts (REITs). To generate income and obtain exposure to the equity market, SaBAM will purchase investment grade and high yield fixed income securities along with options on securities indices for the Fund. This combination seeks to produce a pattern of total return that correlates with the S&P 500. SaBAM may also use options, futures and options on futures to hedge against adverse changes in the market value of the Fund's securities.

Differences from Prior Investment Strategies

  The Prior Sub-Adviser sought to achieve the Fund's investment objective by investing primarily in a diversified portfolio of dividend-paying common stocks. Because the Prior Sub-Adviser sought total return by emphasizing investments in dividend-paying common stocks, it did not have as much investment flexibility as other total return funds that pursue their objective by investing in both income and equity stocks without such an emphasis. Also, as described below, the Fund was limited in the amount of its assets that could be invested in fixed income securities (i.e., no more than 10%). SaBAM proposes to manage the Fund by investing a greater portion of the Fund's assets in fixed income securities and by employing certain investment strategies not previously utilized for the Fund. A summary of the investment strategies proposed by SaBAM are described below.

Changes in Certain Fund Policies

  In connection with its decision to appoint SaBAM as interim sub-adviser to the Fund, and on SaBAM's recommendation, the Trustees approved certain changes to non-fundamental investment policies of the Fund. Certain of these changes became effective immediately (the "Interim Changes") and others will become effective if the Sub-Advisory Agreement is approved by shareholders of the Fund (the "Additional Changes").

  The Interim Changes approved by the Board of Trustees on April 15, 1999, included an increase from 10% to 35% in the amount of the Fund's assets that could be invested in: (i) medium, lower-rated or unrated debt securities of comparable quality; (ii) interest-paying debt securities, such as obligations issued or guaranteed as to principal and interest by the U.S. government; and
(iii) other securities, including convertible bonds, convertible preferred stock and warrants. In addition, the Trustees approved the use of futures contracts and options on futures contracts for (i) bona fide hedging purposes (as defined by the Commodities Futures Trading Commission); and (ii) non-hedging purposes provided that the aggregate initial margin and premiums on such positions do not exceed 5% of the liquidation value of the Fund's assets.

  The Board of Trustees also approved Additional Changes to take effect if the Sub-Advisory Agreement is approved by shareholders. These include the (i) elimination of any limit on the amount of Fund assets that may be invested in fixed income or equity securities; (ii) elimination of any limit on the amount of call or put options on securities or indices that the Fund may purchase or sell; and (iii) ability to engage in swap transactions relating to indices, currencies, interest rates, equity and debt interests.

  The following generally describes several of the above-mentioned investment techniques to be utilized by SaBAM and related risks.

  Convertible Securities. Convertible securities are fixed-income securities that may be converted at either a stated price or stated rate into underlying shares of common stock. Convertible securities have general characteristics similar to both fixed-income and equity securities. Although to a lesser extent than with fixed-income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and thus may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

  As fixed-income securities, convertible securities are investments that provide for a stable stream of income with generally higher yields than common stocks. Of course, like all fixed-income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. There can be no assurance of capital appreciation, however, because securities prices fluctuate.

  REITs. The Fund may invest in real estate investment trusts ("REITs"), which are pooled investment vehicles that invest primarily in income-producing real estate or real estate related loans or interests. Like a regulated investment company such as the Fund, REITs are not taxed on income distributed to shareholders provided they comply with several requirements of the Internal Revenue Code of 1986, amended (the "Code"). By investing in a REIT, the Fund will indirectly bear its proportionate share of any expenses paid by the REIT in addition to the expenses of the Fund. Investing in REITs involves certain risks. A REIT may be affected by changes in the value of the underlying property owned by such REIT or by the quality of any credit extended by the REIT. REITs are dependent on management skills, are not diversified (except to the extent the Code requires), and are subject to the risks of financing projects. REITs are subject to heavy cash flow dependency, default by borrowers, self-liquidation, the possibilities of failing to qualify for the exemption from tax for distributed income under the Code and failing to maintain their exemptions from the 1940 Act. REITs are also subject to interest rate risks.

  Lower Rated Securities. Investments in lower rated and comparable unrated securities involve greater risk than higher rated securities. Securities which are rated BBB by Standard & Poor's Rating Service ("S&P") or Baa by Moody's Investors Service, Inc. ("Moody's") are generally regarded as having adequate capacity to pay interest and repay principal, but may have some speculative characteristics. Securities rated below Baa by

Moody's or BBB by S&P may have speculative characteristics, including the possibility of default or bankruptcy of the issuers of such securities, market price volatility based upon interest rate sensitivity, questionable creditworthiness and relative illiquidity of the secondary trading market. Because high yield bonds have been found to be more sensitive to adverse economic changes or individual corporate developments and less sensitive to interest rate changes than higher-rated investments, an economic downturn could disrupt the market for high yield bonds and adversely affect the value of outstanding bonds and the ability of issuers to repay principal and interest. In addition, in a declining interest rate market, issuers of high yield bonds may exercise redemption or call provisions, which may force the Fund, to the extent it owns such securities, to replace those securities with lower yielding securities. This could result in a decreased return.

  Mortgage and Asset-Backed Securities. The Fund may purchase fixed or adjustable rate mortgage-backed securities issued by the Government National Mortgage Association, Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, and other asset-backed securities, including securities backed by automobile loans, equipment leases or credit card receivables. These securities directly or indirectly represent a participation in, or are secured by and payable from, fixed or adjustable rate mortgage or other loans which may be secured by real estate or other assets. Unlike traditional debt instruments, payments on these securities include both interest and a partial payment of principal. Prepayments of the principal of underlying loans may shorten the effective maturities of these securities and may result in the Fund having to reinvest proceeds at a lower interest rate. The Fund may also purchase collateralized mortgage obligations which are a type of bond secured by an underlying pool of mortgages or mortgage pass-through certificates that are structured to direct payments on underlying collateral to different series or classes of the obligations.

  Options. The Fund may engage in transactions in options on securities and securities indices, including the writing of covered put options and covered call options, the purchase of put and call options and the entry into closing transactions. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the options at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater, in the case of a call, or less, in the case of a put, than the exercise price of the option. The purchase of a put option on a security would be designed to protect against a decline in the market value of a security held by the Fund. The purchase of a call option on a security would be intended to protect the Fund against an increase in the price of a security that it intended to purchase in the future. In the case of either put or call options that it has purchased, if the option expires without being sold or exercised, the Fund will experience a loss in the amount of the option premium plus any related commissions. The principal reason for writing covered call options on securities is to attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. In return for a premium, the writer of a covered call option forfeits the right to any appreciation in the value of the underlying security above the strike price for the life of the option (or until a closing purchase transaction can be effected). Nevertheless, the call writer retains the risk of a decline in the price of the underlying security. Similarly, the principal reason for writing covered put options is to realize income in the form of premiums. The writer of a covered put option accepts the risk of a decline in the price of the underlying security. Prior to their expirations, put and call options may be sold in closing sale transactions (sales by the Fund prior to the exercise of options it has purchased) and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the option plus the related transaction costs.

  Swaps. A swap transaction is an agreement between the Fund and a counterparty to act in accordance with the terms of a swap contract. The Fund may enter into swap transactions to preserve a return or spread on a particular investment or portion of its assets, to protect against currency fluctuations, as a duration management technique or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. The Fund may also use these transactions for speculative purposes, such as to obtain the price performance of a security without actually purchasing the security in circumstances, for example, where the subject security is illiquid, is unavailable for direct investment or available only on less attractive terms. Swaps have risks associated with them including possible default by the counterparty to the transaction, illiquidity and, where swaps are used as hedges, the risk that the use of a swap could result in losses greater than if the swap had not been employed.

Certain Tax and Cost Implications.

  In connection with the implementation of these strategies, SaBAM intends to sell certain portfolio securities held by the Fund. Some of these securities have appreciated in value and therefore a sale may generate significant capital gains which would be distributed to shareholders. The majority of such gains, however, are currently expected to be in the form of long-term capital gains. Such distributions would be taxable to the shareholders who receive them. Distributed net short-term capital gains are taxable to recipient shareholders as ordinary income and long-term capital gains are taxable as capital gains. Accordingly, the implementation of these new investment strategies by SaBAM may have adverse tax consequences for shareholders of the Fund. Despite these potential tax consequences, however, SSBC and SaBAM believe that the new investment strategies will be beneficial to the Fund and the shareholders in the long-term. In addition to the tax implication described above, the Fund is also expected to incur additional costs in the form of brokerage commissions relating to the implementation of the new investment strategies.

Other Information

  CFBDS, Inc., located at 20 Milk Street, Boston, Massachusetts 02109-5408, serves as the Fund's principal underwriter pursuant to a written agreement dated October 8, 1998. Prior to the merger of Travelers Group Inc. and Citicorp Inc. on October 8, 1999, Salomon Smith Barney served as principal underwriter to the Fund. For the fiscal year ended December 31, 1998, the Fund paid $1,102,296 in commissions to Salomon Smith Barney, an "affiliated broker" of the Fund as defined in Schedule 14A of the Securities Exchange of 1934. Such amount constituted 28.88% of the Fund's aggregate commissions paid for that year.

Required Vote

  Approval of the Sub-Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities," as defined above, of the Fund. The Trustees of the Trust, including the non-interested Trustees, recommend that the shareholders of the Fund vote in favor of this Proposal.

                            ADDITIONAL INFORMATION

Proposals of Shareholders

  The Fund does not hold regular shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Special Meeting, if any, should send their written proposals to the Secretary of the Trust at the address set forth on the cover of this Proxy Statement. Proposal must be received within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion.

Shareholders' Request For Special Meeting

  Shareholders holding at least 10% of the Trust's outstanding voting securities (as defined in the 1940 Act) may require the calling of a meeting of shareholders for the purpose of voting on the removal of any Trustee of the Trust. Meetings of shareholders for any other purpose also shall be called by the Trustees when requested in writing by shareholders holding at least 10% of the shares then outstanding or, if the Trustees shall fail to call or give notice of any meeting of shareholders for a period of 30 days after such application, shareholders holding at least 10% of the shares then outstanding may call and give notice of such meeting.

Other Matters To Come Before The Special Meeting

  The Fund does not intend to present any other business at the Special Meeting, nor is it aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their judgment.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                     By order of the Board of Trustees,

                                             Christina T. Sydor
                                                 Secretary